Exhibit 99.1

IEG Holdings Announces Amendment and Extension of OneMain Holdings Tender Offer

Las Vegas, Nevada – (March 27, 2017) – IEG Holdings Corporation (OTCQB: IEGH) (“IEG Holdings”) announced today that it has extended, to 5 p.m., Eastern time, on May 5, 2017, the expiration of its tender offer to purchase shares of OneMain Holdings Inc. (“OneMain”). IEG Holdings also amended its tender offer to provide that IEG Holdings is offering to exchange 20 shares of IEG Holdings’ common stock for each share of OneMain common stock, up to an aggregate of 6,747,723 shares of OneMain common stock.

The depository and exchange agent for the offer has informed IEG Holdings that, as of 5:00 p.m. on Friday, March 24, 2017, approximately 6,348 shares have been validly tendered and not properly withdrawn.

Consummation of the offer is conditioned upon satisfaction of certain customary conditions. Shares that are tendered pursuant to a notice of guaranteed delivery but not actually delivered to the depository and exchange agent for the tender offer, Computershare Trust Company, N.A., prior to the expiration time of the offer will not be deemed to be validly tendered into the offer unless and until such shares underlying such notices of guaranteed delivery are delivered.

Complete terms and conditions of the offer are set forth in the Letter of Transmittal and other related materials and in the registration statement on Form S-4, which were filed initially by IEG Holdings with the SEC on January 5, 2017 and amended on March 27, 2017.

Copies of the Letter of Transmittal and other related materials are available free of charge from Georgeson LLC, the information agent for the offer. OneMain stockholders who have questions regarding the tender offer should contact the information agent at IEGH@georgeson.com or (800) 279-6913 (toll-free). Computershare Trust Company, N.A. is acting as depository for the tender offer.

Additional Information

This press release is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. IEG Holdings has filed with the SEC a Registration Statement on Form S-4 and a Tender Offer Statement on Schedule TO containing a letter of transmittal and other documents relating to the tender offer. IEG Holdings or OneMain will mail these documents without charge to OneMain common stockholders. Investors and stockholders should read those filings carefully as they contain important information about the tender offer. These documents, as well as IEG Holdings’ other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at IEG Holdings’ website at www.investmentevolution.com. The information contained on the SEC’s and IEG Holdings’ websites is not incorporated by reference in this press release and should be considered to be a part of this press release. The letter of transmittal and related materials may also be obtained without charge by contacting Georgeson LLC, the information agent for the offer, at IEGH@georgeson.com or (800) 279-6913 (toll-free).

About IEG Holdings Corporation

IEG Holdings Corporation provides online unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com, in 19 US states. IEG Holdings offers $5,000 and $10,000 loans over a term of five years at a 19.9% to 29.9% APR. IEG Holdings plans future expansion to 25 US states during 2017. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Additional Information about the Offer and Where to Find It

This press release relates to the offer commenced by IEG Holdings to exchange 20 shares of IEG Holdings common stock for each share of OneMain common stock, up to an aggregate of 6,747,723 shares of OneMain common stock. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, OneMain common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary Prospectus/Offer to Exchange included in the Registration Statement on Form S-4, each as filed with the SEC, and as each may be amended, relating to the offer and sale of shares of IEG Holdings common stock to be issued to holders of OneMain shares in the Offer (collectively, the “Exchange Offer Documents”).

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS THAT IEG HOLDINGS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to IEG Holdings at the contact below.

The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:

Company

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626